EXHIBIT 10.17
SEPARATION AGREEMENT AND
GENERAL RELEASE OF CLAIMS
This SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into as of November 14, 2022 (the “Effective Date”) by and between Enviva Management Company, LLC, a Delaware limited liability company (the “Company”), and John K. Keppler (“Employee”). Employee and the Company are each referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, reference is made to (i) the Sixth Amended and Restated Employment Agreement between the Parties made and entered into as of December 1, 2021 (the “Employment Agreement”); (ii) the Restricted Stock Unit Award Grant Notices and Restricted Stock Unit Award Agreements between Employee and Enviva Inc., a Delaware corporation (“EVA”) executed and agreed to as of February 1, 2022, January 27, 2021, January 29, 2020 (vesting January 29, 2023) and January 29, 2020 (vesting January 29, 2024) (collectively, the “RUAs”); (iii) the Performance-Based Restricted Stock Unit Award Grant Notices and Performance-Based Restricted Stock Unit Award Agreements between Employee and Enviva executed and agreed to as of February 1, 2022, January 27, 2021, January 29, 2020 (with a performance period ending December 31, 2022) and January 29, 2020 (with a performance period ending December 31, 2023) (collectively, the “PUAs”); (iv) the Enviva Management Company, LLC Annual Incentive Compensation Plan (the “AIC Plan”); and (v) the Strategic Advisor Agreement between Employee and EVA effective as of November 15, 2022 (the “Advisor Agreement”).
WHEREAS, Employee’s employment with the Company will end on November 14, 2022;
WHEREAS, if Employee enters into this Agreement and satisfies the terms herein, then the Company will provide Employee with the separation benefits as set forth herein; and
WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment;
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Parties hereby acknowledge and agree as follows:
1.Separation from Employment.
(a)Employee’s employment with the Company will terminate on November 14, 2022 (the “Separation Date”).
(b)Employee’s employment with the Company will end as of the Separation Date, and as of the Separation Date, Employee will have no further employment relationship with the Company or any other Company Party. The Parties further acknowledge and agree that, as of the Separation Date, Employee will automatically be deemed to have resigned, to the extent applicable from all officer and board positions as set forth in Section 22 of the Employment Agreement.
(c)Employee will enter into the Advisor Agreement to be effective November 15, 2022. During the term of the Advisor Agreement, Employee will be a consultant and an independent contractor. Nothing in the Advisor Agreement is intended to extend Employee’s employment beyond the Separation Date.
2.Severance Benefits. Provided that (i) Employee executes this Agreement and returns a copy of this Agreement signed by Employee to the Company care of Roxanne B. Klein, Executive Vice President and Chief Human Resources Officer at 7272 Wisconsin Ave., Bethesda, MD 20814, or via e-mail at Roxanne.Klein@envivabiomass.com, so that it is received by Ms. Klein no later than December 14, 2022; and (ii) Employee abides by each of his commitments set forth herein; and (iii) Employee does not exercise his revocation right set forth in Section 6, then:
(a) The Company shall provide Employee with the severance pay and benefits set forth in Sections 6(f)(ii)(A) through (C) of the Employment Agreement, with such pay and benefits being provided in the time and manner set forth in Sections 6(f)(ii)(A) through (C) of the Employment Agreement;
(b)For the 2022 calendar year, Employee shall receive an Annual Bonus (as defined in the Employment Agreement) equal to the Actual Award (as defined in the AIC Plan) that he would have received pursuant to the AIC Plan for calendar year 2022 had he remained continuously employed by the Company through the payment of such Actual Award, which amount: (i) shall be based on target individual performance, and calculated by reference to Employee’s Target Annual Bonus (as defined in the Employment Agreement) and take into account the final payout ratio for the Company for 2022, based on the Company’s and its affiliates’ actual performance in such calendar year relative to the applicable performance targets for such calendar year; (ii) shall be pro-rated by multiplying the amount in Section 2(b)(i) by a fraction, the numerator of which is 318 and the denominator of which is 365; and (iii) shall be paid no later than March 15, 2023.
Employee acknowledges and agrees that the consideration described in this Section 2 represents the entirety of the amounts Employee is eligible to receive as severance pay and benefits from the Company or any other Company Party.
3.Satisfaction of All Leaves and Payment Amounts. Employee expressly acknowledges and agrees that, as of the Signing Date, Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Company Party and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights, been reimbursed for all expenses, and been paid all sums that Employee is owed and has been owed by the Company or any other Company Party, and all payments arising out of all incentive plans and any other bonus or contractual arrangements. For the avoidance of doubt, Employee acknowledges and agrees that Employee has no right to the severance pay and benefits described in Section 2 above but for his entry into this Agreement and compliance with the terms herein, and Employee’s receipt of the severance pay and benefits described in Section 2 above will fully and finally satisfy any and all rights that Employee has had, or could ever have, to severance pay or benefits from the Company or any other Company Party, including pursuant to Section 6 of the Employment Agreement.
4.Complete Release of Claims.
(a)For good and valuable consideration, including the Company’s agreement to provide the consideration described herein (and any part thereof), Employee hereby forever releases, discharges and acquits the Company, EVA, each of their respective parents, subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, managers, partners, directors, officers, employees, professional employer organizations, agents, attorneys, heirs, predecessors, successors and representatives, in their personal and representative capacities as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and Employee hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment or affiliation with any Company Party, the termination of such employment or affiliation, and any other acts or omissions related to any matter occurring or existing, whether known or unknown, on or prior to the time that Employee executes this Agreement, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, and Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any law, regulation, or ordinance or orders under Maryland State law, the Maryland Equal Pay Act, and Title 20 of the State Government Article of the Maryland Annotated Code; (H) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (I) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, wrongful termination, fraud or misrepresentation of any kind; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all claims Employee may have under any employment contract (including the Employment Agreement and the Prior Agreement (as defined in the Employment Agreement)) or any other agreement, incentive or compensation plan or under any other benefit plan, program or practice, including any claim arising under or relating to the AIC Plan; (iv) any claim, whether direct or derivative, arising from, or relating to, Employee’s status as a member or holder of any interest in any Company Party, including all claims arising from or relating to the RUAs and the PUAs, and (v) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the consideration received by Employee through this Agreement, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, National Labor Relations Board, Occupational Safety and Health Administration, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency. Further, in no event shall the Released Claims include (i) any claim that arises after the date this Agreement is executed by Employee, (ii) any claim to enforce Employee’s rights under this Agreement, or (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA. Nothing herein will prevent Employee from seeking workers’ compensation or unemployment insurance benefits.

(c)Employee represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any lawsuit, complaints, appeals, charges or claims against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. Employee further represents and warrants that Employee has made no assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claim. Employee also confirms that he has no known workplace injuries or occupational diseases.
5.Employee’s Acknowledgements. By executing and delivering this Agreement, Employee expressly acknowledges that:
(a)Employee has carefully read this Agreement;
(b)Employee has had sufficient time (and at least twenty-one (21) days) to consider this Agreement before the execution and delivery to Company, although Employee may, but is not required to, execute and deliver this Agreement as early as the Separation Date;
(c)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice before signing this Agreement, and Employee has had adequate opportunity to do so prior to executing this Agreement;
(d)the only matters relied upon by Employee and causing Employee to sign this Confirming Release are the provisions set forth in writing within this Agreement;
(e)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement; and
(f)No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.
6.Revocation Right. Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Employee executes this Agreement (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be received by the Company care of Roxanne B. Klein, Executive Vice President and Chief Human Resources Officer at 7272 Wisconsin Ave., Bethesda, MD 20814, or via e-mail at Roxanne.Klein@envivabiomass.com, so that it is received by Ms. Klein no later than 11:59 p.m. Bethesda, Maryland time, on the last day of the Release Revocation Period. In the event Employee exercises his revocation right as set forth herein, the release in Section 4 will be of no force or effect and Employee will not be entitled to receive the consideration set forth in Section 2 of this Agreement but all other provisions of this Agreement shall remain in full force and effect.
7.Reaffirmation of Restrictive Covenants. Employee acknowledges and agrees that, in connection with Employee’s employment with the Company, Employee has obtained Confidential Information (as defined in the Employment Agreement), and that Employee has continuing non-disclosure, non-competition, non-solicitation and intellectual property-related obligations to the Company and the other Company Parties pursuant to Sections 8 through 10 of the Employment Agreement (the “Restrictive Covenants”). In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants and expressly reaffirms Employee’s commitment to abide by, and promises to abide by, the terms of the Restrictive Covenants.
8.No Waiver. No failure by any Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
9.Applicable Law; Dispute Resolution. This Agreement shall in all respects be construed according to the laws of the State of New York without regard to the conflict of law principles thereof. With respect to any claim or dispute related to or arising under this Agreement, the Parties hereby consent to the arbitration provisions in Section 11 of the Employment Agreement and recognize and agree that should any resort to a court be necessary and permitted under this Agreement, then they consent to the exclusive jurisdiction, forum, and venue of the state and federal courts located in New York, New York. THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVING THEIR RIGHTS TO A JURY TRIAL.
10.Severability and Modification. To the extent permitted by applicable law, the Parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
11.Withholding of Taxes and Other Deductions. The Company may, or may direct any other Company Party to, withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.
12.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
13.Third-Party Beneficiaries; Affiliate Definition.
(a)This Agreement shall be binding upon and inure to the benefit of the Company and each other Company Party, and Employee expressly acknowledges and agrees that each other Company Party shall be a third-party beneficiary of Employee’s representations, warranties and releases set forth in this Agreement.
(b)As used in this Agreement, the term “affiliate,” as used with respect to a particular person or entity, shall mean any other person or entity that owns or controls, is owned or controlled by, or is under common ownership or control with, such person or entity.
14.Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Employee and the Company. This Agreement (and, as referenced herein, the Employment Agreement) constitute the entire agreement of the Parties with regard to the subject matter hereof; provided, however, this

Agreement and the Restrictive Covenants complement and are in addition to, and do not supersede or replace, any other obligations that Employee has to the Company, EVA, or any of their affiliates with respect to confidentiality or non-disclosure, return of property, non-competition, or non-solicitation, or the assignment of intellectual property.
15.Return of Property. Employee represents and warrants that, as of the Separation Date and except to the extent reasonably required to perform his duties under the Advisor Agreement, Employee will have returned to the Company all property belonging to the Company or any other Company Party, including all computer files, electronically stored information and other materials provided to Employee by the Company or any other Company Party in the course of Employee’s employment and Employee further represents and warrants that Employee will not maintain a copy of any such materials in any form.
16.Continued Cooperation. Following the Separation Date, Employee will provide the Company and other Company Parties with assistance when reasonably requested, with respect to transitioning matters related to his job responsibilities and otherwise providing information relating to the duties he performed for the Company. In requesting and scheduling Employee’s assistance pursuant to this Section 16, the Company shall take into consideration Employee’s personal and professional obligations.
17.Further Assurances. Employee shall, and shall cause his affiliates, representatives, and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments, and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement or transition his responsibilities.
18.Section 409A. Neither this Agreement nor any payment provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement comply with or are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
19.Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. All references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties. The Confirming Release is incorporated by reference as if fully set forth herein.
[Signatures begin on the following page]

The Parties have executed this Agreement on the date(s) set forth beneath their signatures below, with this Agreement effective as of the Effective Date.
ENVIVA MANAGEMENT COMPANY, LLC

                    By:
                        Name:     Roxanne B. Klein
Title: Executive Vice President and Chief Human     Resources Officer
Date: November 14, 2022

JOHN K. KEPPLER

            John K. Keppler
        Date: ________________________________